Registration No. 33-________

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933



                    COCA-COLA ENTERPRISES INC.
      (Exact name of Registrant as specified in its charter)


          DELAWARE                         58-0503352
(State or other jurisdiction of           (IRS Employer
 incorporation or organization)          Identification No.)


        One Coca-Cola Plaza, N.W., Atlanta, Georgia 30313
   (Address of principal executive offices, including Zip Code)



                    COCA-COLA ENTERPRISES INC.
           MATCHED EMPLOYEE SAVINGS AND INVESTMENT PLAN
                     (Full title of the Plan)


                       Lowry F. Kline, Esq.
                         General Counsel
                    Coca-Cola Enterprises Inc.
                    One Coca-Cola Plaza, N.W.
                        Atlanta, GA 30313
             (Name and address of agent for service)

                          (404) 676-2100
  (Telephone number, including area code, of agent for service)



              CALCULATION OF REGISTRATION FEE
                                    Proposed    Proposed
                                    maximum     maximum
 Title of                           offering    aggregate    Amount of
 securities to      Amount to be    price per    offering   registration
 be registered      registered       share       price         fee
 ------------------------------------------------------------------------

 Coca-Cola
 Enterprises        2,000,000(1)   $21 3/8(2)  $42,750,000(2) $14,741.38(2)
 Inc. Common Stock,   shares
 $1.00 par value

 Participation          (3)            (4)            (4)           (4)
 in the
 Coca-Cola
 Enterprises
 Inc. Matched
 Employee
 Savings and Investment
 Plan


     (1) The 2,000,000 shares being registered represent the incremental number of shares that may be purchased under the Plan.

      (2) Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices reported on the New York Stock Exchange on April 15, 1994.

      (3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

      (4)   Not applicable.





                               EXPLANATORY NOTE

            This Registration Statement increases the number of shares of Coca-Cola Enterprises Inc. Common Stock, $1.00 par value, that may be issued under the Coca-Cola Enterprises Inc. Matched Employee Savings and Investment
Plan   from  3,000,000  to  5,000,000.    The  contents  of  the  Registrant's
Registration Statement on Form S-8, as amended, Registration No. 33-53229, filed with the Securities and Exchange Commission on April 22, 1994 (the "Prior Registration Statement"), are hereby incorporated by reference. The Items below contain information required in this Registration Statement that was not included in the Prior Registration Statement.


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

            The  following   documents  filed  by  the   Registrant  with  the
Commission are incorporated herein by reference:

            (a) the Registrant's Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934 for its fiscal year ended December 31, 1994;

            (b)   all  other  reports  filed  by the  Registrant  pursuant  to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1993;

            (c) the description of the Registrant's common stock to be offered hereby which is contained in the registration statement filed on Form S-8 on October 28, 1986, under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

            All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated hereby by reference and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

            4.2   Bylaws of Coca-Cola Enterprises Inc.

            23    Consent of Ernst & Young LLP.

            25    Powers of Attorney.

            An opinion of counsel is not being filed because the securities being registered are not original issuance securities, and the Registrant undertakes to submit the Plan and any amendments thereto to the Service in order to secure a determination letter in a timely manner and will make all changes required by the Service in order to qualify the Plan and obtain such letter.

ITEM 9.  UNDERTAKINGS.

            A.    Rule 415 Offering.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            B. Filings Incorporating Subsequent Exchange Act Documents by Reference.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C.    Filing of Registration Statement on Form S-8.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant, Coca-Cola Enterprises Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 17th day of April, 1995.

                                          COCA-COLA ENTERPRISES INC.
                                                   (registrant)

                                              S. K. JOHNSTON, JR.
                                          By:________________________
                                             S. K. Johnston, Jr.
                                             Vice Chairman and Chief
                                             Executive Officer



            Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.

 S. K. JOHNSTON, JR.       Vice Chairman, Chief      April 17, 1995
 _______________________   Executive Officer and a
 (S.K. Johnston, Jr.)      Director (principal
                           executive officer)

 JOHN R. ALM               Senior Vice President     April 17, 1995
 _______________________   and Chief Financial
 (John R. Alm)             Officer (principal
                           financial officer)
 BERNICE H. WINTER         Vice President and        April 17, 1995
 (Bernice H. Winter)       Controller (principal
                           accounting officer)

            *              Chairman of the Board of  April 17, 1995
 (M. Douglas Ivester)      Directors

            *              President, Chief          April 17, 1995
 (Henry A. Schimberg)      Operating Officer and a
                           Director
            *              Director                  April 17, 1995
 (Howard G. Buffett)

            *              Director                  April 17, 1995
 (John L. Clendenin)
            *              Director                  April 17, 1995
 (Johnnetta B. Cole)

            *              Director                  April 17, 1995
 (T. Marshall Hahn, Jr.)





            *              Director                  April 17, 1995
 (Claus M. Halle)

            *              Director                  April 17, 1995
 (L. Phillip Humann)
            *              Director                  April 17, 1995
 (Robert A. Keller)

            *              Director                  April 17, 1995
 (S. L. Probasco, Jr.)

            *              Director                  April 17, 1995
 (Francis A. Tarkenton)

      LOWRY F. KLINE
*By:____________________
    Lowry F. Kline
    Attorney-in-Fact





            Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 17, 1995.

                                    COCA-COLA ENTERPRISES INC.
                                    MATCHED EMPLOYEE SAVINGS AND
                                    INVESTMENT PLAN

                                    By:  Trust Company Bank,
                                         Plan Trustee

                                                  JAMES T. GREY
                                          By:_____________________________
                                             James T. Grey, Vice President